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               CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer:  The Guardian Variable Contract Funds, Inc.

(The Guardian Stock Fund)                 (The Guardian VC Low Duration Bond Fund)
(The Guardian VC 500 Index Fund)          (The Guardian UBS VC Large Cap Value Fund)
(The Guardian VC Asset Allocation Fund)   (The Guardian UBS VC Small Cap Value Fund)
(The Guardian VC High Yield Bond Fund)

 In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.





  Date:  August 27, 2004
                                      /s/ Thomas G. Sorell
                                      ------------------------------------------
                                      Thomas G. Sorell
                                      President of
                                      The Guardian Variable Contract Funds, Inc.





  Date:  August 27, 2004
                                      /s/ Frank L. Pepe
                                      ------------------------------------------
                                      Frank L. Pepe
                                      Vice President and Treasurer of
                                      The Guardian Variable Contract Funds, Inc.